                                                                 EXHIBIT 10.7(c)

[LETTERHEAD OF MARINE MIDLAND BANK c/o HSBC BUSINESS LOANS, INC. APPEARS HERE]




                               October 31, 1996





Number Nine Visual Technology Corporation
18 Hartwell Avenue
Lexington, Massachusetts 02173
Attn: Daniel W. Muehl, Chief Financial Officer


Gentlemen:

      Reference is made to a Loan and Security Agreement between Marine Midland Bank, as assignee of Marine Midland Business Loans, Inc. (the "Secured Party") and Number Nine Visual Technology Corporation (the "Debtor") dated December 10, 1992, together with the Second Consolidated and Restated Amendment dated March 27, 1996 (hereinafter referred to collectively as the "Agreement").

      Notwithstanding the provisions of the Agreement, it is agreed, effective immediately, that the Agreement shall be amended as follows:

      Item 30(b) of the Schedule attached to the Agreement is hereby stricken in its entirety and the following new Item 30(b) substituted therefor:

      "(b) Minimum Tangible Net Worth: Debtor shall at all times maintain a Minimum Tangible Net Worth in an amount not less than $23,500,000.00 for the quarter and for the fiscal year ending December 28, 1996, and for each subsequent fiscal year to be not less than the amount required for the prior fiscal year plus seventy-five (75%) percent of the Debtor's net income earned for the current year, after provision for taxes, provided that there shall be no reduction in the required Minimum Tangible Net Worth for losses.

            "Tangible Net Worth" means the sum of stockholders' equity plus the principal balance of any debt that is
                   ----
            subordinated to Secured Party in a manner satisfactory to Secured Party, minus the book value of Intangible
                              -----
            Assets (as defined below), all determined in accordance with generally accepted accounting principles consistently applied.

            "Intangible Assets" means (1) all loans or advances to, and other receivables owing from, any of Debtor's officers, employees, directors or members of their families or owing from any of Debtor's subsidiaries or affiliates, (2) all investments, whether in a subsidiary or otherwise, (3) goodwill, and (4) any other assets deemed intangible under generally accepted accounting principles."

      Kindly note that the alterations to the Agreement contained herein do not in any way alter, releases or change any other sections contained in the Agreement.

      Please acknowledge your agreement to the foregoing by signing the enclosed copy of this letter and returning the same to the undersigned.


                                         Very truly yours,

                                         MARINE MIDLAND BANK


                                         By: [SIGNATURE APPEARS HERE]
                                            ----------------------------

UNDERSTOOD AND AGREED TO:

NUMBER NINE VISUAL
 TECHNOLOGY CORPORATION


By: /s/ Daniel W. Muehl
    ----------------------------------------
    Daniel W. Muehl, Chief Financial Officer


                                      -2-